THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF XTRA-GOLD RESOURCES CORP.

SPECIAL MEETING OF THE STOCKHOLDERS OF XTRA-GOLD RESOURCES CORP.
TO BE HELD ON FRIDAY, NOVEMBER 16, 2012 AT
ONTARIO BAR ASSOCIATION, 20 TORONTO STREET, 2ND FLOOR,
CONFERENCE ROOMS C AND D, TORONTO, ONTARIO, M5C 2B8, CANADA
AT 10:00 A.M. (LOCAL TIME)

CONTROL ID: «CONTROL_ID»
REQUEST ID: «REQUEST_ID»

THE UNDERSIGNED, A STOCKHOLDER OF XTRA-GOLD RESOURCES CORP., HEREBY REVOKING ANY PROXY HERETOFORE GIVEN, DOES HEREBY APPOINT PAUL ZYLA, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF XTRA-GOLD RESOURCES CORP., OR INSTEAD OF HIM, ______________________________, AS PROXY, WITH POWER OF SUBSTITUTION, FOR AND IN THE NAME OF THE UNDERSIGNED, TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS OF XTRA-GOLD RESOURCES CORP. TO BE HELD AT ONTARIO BAR ASSOCIATION, 20 TORONTO STREET, 2ND FLOOR, CONFERENCE ROOMS C AND D, TORONTO, ONTARIO, M5C 2B8, CANADA ON NOVEMBER 16, 2012 BEGINNING AT 10:00 (LOCAL TIME), OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, AND THERE TO VOTE, AS DESIGNATED BELOW.

THE PROXYHOLDER APPOINTED ABOVE HAS THE AUTHORITY TO VOTE THE SHARES REPRESENTED BY THIS PROXY IN HIS OR HER DISCRETION OR ANY AMENDMENTS OR VARIATIONS TO THE FOREGOING AND ON ANY OTHER MATTERS (OTHER THAN THE MATTERS WHICH ARE TO COME BEFORE THE MEETING WHICH ARE SUBJECT OF ANOTHER PROXY EXECUTED BY THE UNDERSIGNED) WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

STOCKHOLDERS HAVE THE RIGHT TO APPOINT A PERSON OR COMPANY TO ATTEND AND ACT ON THEIR BEHALF AT THE SPECIAL MEETING OTHER THAN THE PERSONS DESIGNATED ABOVE AND MAY EXERCISE SUCH RIGHT BY MARKING THE NAME OF THEIR DESIGNATED PROXYHOLDER IN THE BLANK SPACE PROVIDED ABOVE FOR SUCH PURPOSE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by email, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.	
FAX:	Complete the reverse portion of this Proxy Card and fax to 416-364-1827	
INTERNET:	http://secure.olympiatrust.com/proxy/	
E-MAIL:	proxy@olympiatrust.com	

→ Please ensure you fold then detach and retain this portion of this Proxy →

«NAME_1»
«NAME_2»
«NAME_3»
«NAME_4»
«ADDRESS_1»
«ADDRESS_2»
«ADDRESS_3»

SPECIAL MEETING OF THE STOCKHOLDERS OF XTRA-GOLD RESOURCES CORP.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE MANAGEMENT OF XTRA-GOLD RESOURCES CORP.

Proposal 1 →	FOR	AGAINST	ABSTAIN
TO APPROVE THE CONTINUATION:	☐	☐	☐

Proposal 2 →	FOR	AGAINST	ABSTAIN
TO APPROVE ANY MOTION TO ADJOURN OR POSTPONE THE SPECIAL MEETING TO ANOTHER PLACE OR TIME, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE FOREGOING PROPOSAL.	☐	☐	☐

CONTROL ID: «CONTROL_ID»
REQUEST ID: «REQUEST_ID»

MARK HERE FOR ADDRESS CHANGE ☐
New Address (if applicable):

____
____
____

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR PROPOSAL 1 and FOR PROPOSAL 2 and as the Board of Directors may recommend on such other business as may properly come before the special meeting.

____
(Print Name of Stockholder and/or Joint Tenant)

____
(Signature of Stockholder)

____
(Second Signature if held jointly)

Dated: ____________________, 2012